EXHIBIT 31

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, G. Darcy Klug, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of HSM Holdings, Inc. for the year ended December 31, 2008 (this Report);

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report; and

3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report.

Date: July 17, 2009
/s/ G. Darcy Klug
G. Darcy Klug Chief Executive Officer and Chief Financial Officer

0739451.02